Execution Version

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                           MASTER INVESTMENT AGREEMENT

                                  by and among

                             TERRESTAR CORPORATION,

                            TERRESTAR NETWORKS INC.,

                                       and

                 HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.

                                       and

            HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.

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

                                                               Execution Version

                                Table of Contents
                                -----------------

                                    ARTICLE I
                                   DEFINITIONS

Section 1.01   Specific Definitions............................................2
Section 1.02   Other Terms.....................................................2

                                   ARTICLE II
                                SALE AND PURCHASE

Section 2.01   Sale and Purchase...............................................2
Section 2.02   Closings........................................................2
Section 2.03   The Company's Deliveries to the Purchaser.......................2
Section 2.04   The Company's Deliveries to the Exchangeable Note Trustee.......3
Section 2.05   The Parent's Deliveries to the Purchaser........................4
Section 2.06   Purchaser's Deliveries to the Company...........................4
Section 2.07   Independent Nature of the Purchaser's Obligations and Rights....4

                                   ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND PARENT

Section 3.01   Organization, Good Standing and Qualification...................5
Section 3.02   Capital Structure...............................................5
Section 3.03   Corporate Authority; Approval and Fairness......................8
Section 3.04   The Indentures..................................................8
Section 3.05   The Notes and the Guarantees....................................8
Section 3.06   Valid Issuance of Parent Equity Securities......................9
Section 3.07   No Violation or Default.........................................9
Section 3.08   No Conflict.....................................................9
Section 3.09   No Consents Required...........................................10
Section 3.10   Company Financial Statements...................................10
Section 3.11   Undisclosed Liabilities; etc...................................11
Section 3.12   Absence of Certain Changes.....................................11
Section 3.13   Independent Accountants........................................12
Section 3.14   Litigation.....................................................12
Section 3.15   Tax Matters....................................................13
Section 3.16   Title to Real and Personal Property............................13
Section 3.17   Environmental Matters..........................................14
Section 3.18   Employee Benefits..............................................14
Section 3.19   Labor Matters..................................................16
Section 3.20   Insurance......................................................18
Section 3.21   Intellectual Property..........................................18
Section 3.22   No Undisclosed Relationships...................................19
Section 3.23   Related Party Transactions.....................................20
Section 3.24   Company Not an "Investment Company"............................20
Section 3.25   Accounting Controls............................................20
Section 3.26   Material Contracts.............................................20
Section 3.27   No Unlawful Payments; Compliance with Certain Laws.............21
Section 3.28   Solvency.......................................................21
Section 3.29   Brokers........................................................22
Section 3.30   Licenses and Permits...........................................22
Section 3.31   Rule 144A Eligibility..........................................22
Section 3.32   No Integration.................................................22
Section 3.33   No Stabilization...............................................22
Section 3.34   Margin Rules...................................................22
Section 3.35   No Restriction on Distributions................................23
Section 3.36   Contemporaneous Purchase.......................................23
Section 3.37   Regulatory.....................................................23
Section 3.38   Complete Disclosure............................................24

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Section 4.01   Authorization..................................................24
Section 4.02   No Conflicts...................................................24
Section 4.03   Certain Fees...................................................24
Section 4.04   Purchase in Ordinary Course....................................24
Section 4.05   Unregistered Securities........................................24

                                    ARTICLE V
                                   CONDITIONS

Section 5.01   Conditions Precedent to the Obligations of the Purchaser at
               each Closing...................................................26
Section 5.02   Conditions Precedent to the Obligations of the Company.........27
Section 5.03   Additional Conditions Precedent to the Final Closing...........28
Section 5.04   Additional Documents...........................................28

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

Section 6.01   Blue Sky Compliance............................................28
Section 6.02   Supplying Information..........................................29
Section 6.03   No Integration.................................................29
Section 6.04   No General Solicitation or Directed Selling Efforts............29
Section 6.05   No Stabilization...............................................29
Section 6.06   Offering of Exchangeable Notes to Existing Stockholders........29
Section 6.07   Network Capacity Agreement.....................................29
Section 6.08   Regulatory.....................................................29
Section 6.09   Stockholder Approval...........................................30
Section 6.10   Filings........................................................31
Section 6.11   Withholding Certificates.......................................31
Section 6.12   Company Board; Voting Rights...................................32

                                   ARTICLE VII
                                  MISCELLANEOUS

Section 7.01   Use of Proceeds................................................32
Section 7.02   Termination by Mutual Consent..................................32
Section 7.03   Termination by the Purchaser or the Company....................32
Section 7.04   Interpretation; Severability...................................32
Section 7.05   Survival.......................................................32
Section 7.06   Waivers; Remedies; Amendments..................................33
Section 7.07   Indemnification................................................33
Section 7.08   Binding Effect; Assignment.....................................34
Section 7.09   Non-Disclosure.................................................34
Section 7.10   Communications.................................................34
Section 7.11   Entire Agreement...............................................35
Section 7.12   Governing Law..................................................36
Section 7.13   Fees and Expenses..............................................36
Section 7.14   Execution in Counterparts......................................36

Schedules and Exhibits
----------------------

Exhibit A - Defined Terms

Exhibit B - Form of Indenture for Exchangeable Notes (including Form of
            Exchangeable Note)

Exhibit C - Form of Spectrum Contribution Agreement

Exhibit D - Form of Registration Rights Agreement

Exhibit E - Form of Second Supplemental Indenture to the Indenture, dated
            February 14, 2007, between TerreStar Networks Inc., the guarantors party thereto and U.S. Bank National Association in respect of 15% Senior Secured PIK Notes due 2014

Exhibit F - Form of Certificate of Designations for the Series D Preferred Stock
            of TerreStar Corporation

Exhibit G - Form of Gibson, Dunn & Crutcher LLP Opinion

Exhibit H - Form of Dechert LLP Opinion

Exhibit I - Form of General Counsel Opinion

Exhibit J - Reserved

Exhibit K - Form of Richards, Layton & Finger, P.A. Opinion

Exhibit L - Form of Officers' Certificate

                           MASTER INVESTMENT AGREEMENT

     This MASTER INVESTMENT AGREEMENT, dated as of February 5, 2008 (this "Agreement"), is by and among TERRESTAR CORPORATION, a Delaware corporation (the "Parent"), TERRESTAR NETWORKS INC., a Delaware corporation (the "Company"), and HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD., ("Harbinger Master Fund"), and HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, LP ("Harbinger Special Situations Fund", and together with Harbinger Master Fund, "Harbinger," or the "Purchaser").

     WHEREAS, the Company desires to issue and sell $150,000,000 in aggregate principal amount of its 6-1/2% Senior Exchangeable Paid-in-Kind Notes, due June 15, 2014 (the "Exchangeable Notes") pursuant to an Indenture (the "Exchangeable Notes Indenture") among the Company, Parent, the guarantors from time to time party thereto and U.S. Bank National Association, as Trustee substantially in the form attached as Exhibit A;

     WHEREAS, the Company has outstanding $537,500,000 in aggregate principal amount of its 15% Senior Secured PIK Notes, due February 15, 2014 (the "Secured Notes") issued under the Indenture (the "Secured Notes Indenture") dated as of February 14, 2007, between the Company, the guarantors party thereto, and U.S. Bank National Association, as Trustee, which Secured Notes are held by several investors including the Purchaser;

     WHEREAS, the Parent desires to issue and sell to the Purchaser one (1) share of its Series D Preferred Stock, par value $.01 per share (the "Series D Preferred");

     WHEREAS, the Company desires to issue and sell to the Purchaser up to $75,000,000 in aggregate principal amount of the Exchangeable Notes;

     WHEREAS, (i) the Company intends to issue and sell up to $75,000,000 in aggregate principal amount of the Exchangeable Notes, (ii) Parent intends to issue and sell one (1) share of the Series C Preferred Stock, par value $.01 per share (the "Series C Preferred"), and (iii) the Company intends to issue and sell up to $50,000,000 in additional aggregate principal amount of the Secured Notes pursuant to the Supplemental Secured Notes Indenture to another party in transactions that are intended to be completed simultaneously with the completion of the transactions to be completed at the Initial Closing under this Agreement (such Exchangeable Notes, Secured Notes and share of Series C Preferred being referred to herein as the "Other Purchaser Securities"); and

     WHEREAS, the Parent may following, and subject to, the approval of its shareholders, issue up to 60 million shares of its common stock (or junior preferred stock convertible into common stock) in exchange for the contribution of the Spectrum from the Purchaser and a third party;

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Section 1.01 Specific Definitions. As used in this Agreement, and unless the context requires a different meaning, the terms defined in Exhibit A have the meanings specified or referred to therein.

     Section 1.02 Other Terms. Other terms defined elsewhere in the text of this Agreement shall, unless otherwise indicated, have the meanings indicated throughout this Agreement.

                                   ARTICLE II
                                SALE AND PURCHASE

     Section 2.01 Sale and Purchase. Subject to the terms and conditions hereof each of the Company and the Parent, as applicable, hereby agrees to issue and sell to the Purchaser and the Purchaser hereby agrees to purchase from the Company, the Purchased Securities for the Purchase Price.

     Section 2.02 Closings. The consummation of the sale and purchase of the Initial Purchased Securities and the Additional Purchased Securities, if any, hereunder (the "Initial Closing") shall take place on the Initial Closing Date, and the consummation of the sale and purchase of the Spectrum Shares pursuant to the Spectrum Contribution Agreement shall take place in accordance with the terms of the Spectrum Contribution Agreement (the "Final Closing" and, together with the Initial Closing each a "Closing") shall take place in accordance with the terms of the Spectrum Contribution Agreement. Each Closing shall take place at the offices of Bingham McCutchen, 399 Park Avenue, New York, New York 10022.

     Section 2.03 The Company's Deliveries to the Purchaser. At each Closing, the Company will deliver, or cause to be delivered, to the Purchaser:

          (a) A certificate (or certificates) representing the Purchased Securities to be issued and delivered at such Closing;

          (b) In the case of the Initial Closing a cross-receipt executed by the Company certifying that it has received a wire transfer as of the relevant Closing Date in an amount equal to the aggregate Purchase Price of the Purchased Securities to be purchased by the Purchaser at such Closing;

          (c) A written opinion from Gibson Dunn & Crutcher LLP, special counsel for the Company and the Guarantors, dated the relevant Closing Date and addressed to the Purchaser, in substantially the form attached hereto as Exhibit G or otherwise in a form reasonably acceptable to the Purchaser;

          (d) A written opinion from Dechert LLP, investment company act counsel for the Company and the Guarantors, dated the relevant Closing Date and addressed to the Purchaser, in substantially the form attached hereto as Exhibit H or otherwise in a form reasonably acceptable to the Purchaser;

          (e) A written opinion from Jeffrey Epstein, the General Counsel of the Company, dated the relevant Closing Date and addressed to the Purchaser, in substantially the form attached hereto as Exhibit I or otherwise in a form reasonably acceptable to the Purchaser;

          (f) A written opinion from Richards, Layton & Finger, P.A., Delaware counsel for the Company and the Guarantors, dated the relevant Closing Date and addressed to the Purchaser, in substantially the form attached hereto as Exhibit K or otherwise in a form reasonably acceptable to the Purchaser;

          (g) An executed copy of each of the Operative Documents and executed copies of the Purchase Money Credit Agreement and the Purchase Money Security Agreement to be delivered on such Closing Date;

          (h) In the case of the Initial Closing, evidence reasonably satisfactory to the Purchaser of the issuance to another purchaser or purchasers of and payment by such other purchaser or purchasers for an aggregate principal amount of Exchangeable Notes equal to $150,000,000 less the principal amount of Exchangeable Notes required to be purchased by the Purchaser on such Initial Closing Date;

          (i) A certificate of the Secretary of the Company and the Parent, dated the relevant Closing Date, in form and substance reasonably satisfactory to the Purchaser, certifying as to (i) the certificate of incorporation of each of the Company and the Parent; (ii) the by-laws of each of the Company and the Parent; (iii) the resolutions of the board of directors of each of the Company and the Parent authorizing the execution and performance of each of the Operative Documents to be executed on or before such Closing Date by the Company and the valid issuance of the Purchased Securities to be issued and delivered on such Closing Date; and
     (iv) incumbency and signatures of the officers of each of the Company and the Parent executing each of the Operative Documents and any related certificates; and

          (j) In the case of the Initial Closing, a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company and the Parent, dated as of the relevant Closing Date, in substantially the form attached hereto as Exhibit L.

     Section 2.04 The Company's Deliveries to the Exchangeable Note Trustee. At the Initial Closing, the Company will deliver, or cause to be delivered, to the Exchangeable Note Trustee:

          (a) An executed copy of the Exchangeable Notes Indenture;

          (b) A certificated note evidencing the Exchangeable Notes sold to the Purchaser at the Initial Closing; and

          (c) Such certificates, opinions and other documents as reasonably requested by the Exchangeable Notes Trustee.

     Section 2.05 The Parent's Deliveries to the Purchaser. At the Initial Closing, the Parent will deliver, or cause to be delivered to the Purchaser, a certificate representing one (1) share of the Series D Preferred issued to the Purchaser. The Parent will also deliver evidence of the issuance of the Series C Preferred in a manner reasonably satisfactory to the Purchaser.

     Section 2.06 Purchaser's Deliveries to the Company. At the Initial Closing, the Purchaser will deliver, or cause to be delivered, to the Company:

          (a) Payment to the Company of the Purchase Price of the Purchased Securities to be Purchased by the Purchaser at such Closing by wire transfer of immediately available funds to the account designated by the Company;

          (b) A cross-receipt executed by the Purchaser and delivered to the Company certifying that it has received the Purchased Securities to be Purchased by the Purchaser at such Closing as of the relevant Closing Date, as evidenced by the certificate referenced in Section 2.03(a) or Section 2.05(a), as applicable;

          (c) A copy of the Operative Documents, dated as of the Initial Closing Date and executed by the Purchaser; and

          (d) The Voting Agreement contemplated by Section 6.09(d).

     Section 2.07 Independent Nature of the Purchaser's Obligations and Rights. The obligations of the Purchaser under this Agreement are several and not joint with the obligations of any purchaser of the Other Purchased Securities, and the Purchaser shall not be responsible in any way for the performance of the obligations of any other person. The representations and warranties of the Purchaser under this Agreement are several and not joint with the representations and warranties of any other purchaser of the Other Purchased Securities and the Purchaser shall not be deemed to have made any representations and warranties with respect to any purchase of Other Purchased Securities. Nothing contained herein, and no action taken by the Purchaser related hereto, shall be deemed to constitute the Purchaser as a partner or a joint venturer or create a presumption that the Purchaser is in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement with any other person. The Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other person to be joined as an additional party in any proceeding for such purpose.

                                  ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND PARENT

Each of the Parent and the Company acknowledges that (i) the representations and warranties in this Article III have been a material and necessary inducement for the Purchaser to agree to enter into this Agreement and the other Operative Documents and to acquire all of the Purchased Securities to be acquired by it and (ii) the Purchaser is relying on such representations and warranties. Except as set forth in the corresponding sections or subsections of the disclosure schedule delivered to the Purchaser by the Company and the Parent concurrently with the execution and delivery of this Agreement (the "Disclosure Schedule"), or to the extent that the qualifying nature of such disclosure with respect to another section or subsection is reasonably apparent on the face of the Disclosure Schedule, each of the Company and the Parent hereby represents and warrants to the Purchaser that:

     Section 3.01 Organization, Good Standing and Qualification. Each of the Parent and the Company and their respective Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of incorporation and has all requisite corporate or similar power and authority to own, lease and operate its properties and Assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification except to the extent that the failure to be so qualified has not had and would not reasonably be expected to have a Material Adverse Effect. Each of the Parent and the Company has made available to the Purchaser a complete and correct copy of the Parent's and the Company's and their respective Subsidiaries' certificates of incorporation and bylaws (collectively, "Organizational Documents"), each as amended to date. The Parent's and the Company's and their respective Subsidiaries' Organizational Documents so delivered are in full force and effect. Neither the Parent, the Company nor any of their respective Subsidiaries has violated any of the provisions of its Organizational Documents. Section 3.01(a) of the Disclosure Schedule contains a correct and complete list as of the date hereof of each jurisdiction where the Parent, the Company and/or each of their respective Subsidiaries is organized and/or qualified to do business.

          (b) A true and complete list as of the date hereof of all of the Parent's and the Company's respective Subsidiaries, together with the percentage of the outstanding capital stock of each Subsidiary owned by the Company or the Parent and each other Subsidiary, is set forth on Section 3.01(b) of the Disclosure Schedule. Except as disclosed in Section 3.01(b) of the Disclosure Schedule, neither the Parent nor the Company directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     Section 3.02 Capital Structure. As of the date hereof the authorized capital stock of the Company consists of 50,000,000 shares of common stock, par value $0.01 per share (the "Company Common Shares"), of which 37,885,230 shares were outstanding as of the close of business on September 30, 2007. Each Company Common Share is entitled to one (1) vote on all matters submitted to a vote or other action by the shareholders of the Company. All of the issued and outstanding Company Common Shares have been duly authorized, validly issued and are fully paid and nonassessable, and have been issued in compliance with all applicable federal and state securities laws. As of the date hereof other than 213,763 Company Common Shares reserved for issuance under the Company Stock Option Plan, the Company has no Company Common Shares reserved for issuance.
Section 3.02 of the Disclosure Schedule contains a correct and complete list as of the date hereof of each outstanding option to purchase Company Common Shares under the Company Stock Option Plan, including (i) the number of Company Common Shares subject to such Company Stock Option, (ii) the exercise price of such Company Stock Option, (iii) the date on which such Company Stock Option was granted, (iv) the applicable vesting schedule and expiration date of such Company Stock Option. Except as set forth in Section 3.02 of the Disclosure Schedule, each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company, free and clear of any Lien. Except as set forth above and in Section 3.02 of the Disclosure Schedule, as of the date hereof, there are no outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, calls, commitments, preemptive or other rights or agreements of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or that give any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding (collectively, the "Company Equity Rights"). There are no voting agreements, trusts, proxies or other agreements, instruments or undertakings with respect to the voting of the capital stock of the Company to which the Company nor, to the Company's knowledge, is there any such agreement, as of the date hereof to which a shareholder of the Company is a party. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter other than, on and after the Initial Closing, the Exchangeable Notes. As of the date hereof, the outstanding shares of the Company's capital stock are owned as set forth in
Section 3.02 of the Disclosure Schedule.

          (b) Each Company Stock Option (A) was granted in compliance with all applicable Laws and all of the terms and conditions of the Company Stock Option Plan pursuant to which it was issued, (B) qualifies for the tax and accounting treatment afforded to such Company Stock Option in the Company's Tax Returns and the Financial Statements, respectively, (C) was otherwise properly disclosed in the Financial Statements and (D) has an exercise price at least equal to the fair market value of a Company Common Share or Company Preferred Share, as applicable, on a date no earlier than the date of the corporate action authorizing the grant and has a grant date identical to the date of the corporate action authorizing the grant. The Company has provided to the Purchaser true and complete copies of the Company Stock Option Plans and the forms of all agreements evidencing the Company Stock Options. No consent of the holder of any Company Stock Option is required in connection with the actions contemplated by Article II hereof, and such actions so contemplated comport with the Company Stock Option Plan and the underlying agreements evidencing the Company Stock Options.

          (c) As of the date hereof the authorized capital stock of the Parent consists of (i) 200,000,000 shares of common stock, par value $0.01 per share (the "Parent Common Shares"), of which 86,359,015 shares were outstanding as of the close of business on September 30, 2007, and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share of which (A) 450,000 shares are designated as Series A Cumulative Convertible Preferred Stock, par value $0.01 per share (the "Parent Series A Preferred Shares"), of which 90,000 shares were outstanding as of the close of business on September 30, 2007 and (B) 500,000 shares are designated as Series B Cumulative Convertible Preferred Stock, par value $0.01 per share (the "Parent Series B Preferred Shares"), of which 318,500 shares were outstanding as of the close of business on September 30, 2007. Each Parent Common Share and each Parent Preferred Share is entitled to one (1) vote on all matters submitted to a vote or other action by the shareholders of the Parent. All of the issued and outstanding Parent Common Shares and Parent Preferred Shares have been duly authorized and validly issued and are fully paid and nonassessable, and have been issued in compliance with all applicable federal and state securities laws. As of the date hereof, other than 11,984,503 Parent Common Shares reserved for issuance under the Parent Stock Option Plans, 12,256,226 Parent Common Shares reserved for issuance upon conversion of the Parent Preferred Shares and no more than 4,213,400 Parent Common Shares reserved for issuance upon exercise of outstanding warrants, the Parent has no Parent Common Shares or Parent Preferred Shares reserved for issuance. Section 3.02 of the Disclosure Schedule contains a correct and complete list as of the date hereof of each outstanding option to purchase Parent Common Shares under the Parent Stock Option Plans, including (i) the number of Parent Common Shares subject to such Parent Stock Option, (ii) the exercise price of such Parent Stock Option, (iii) the date on which such Parent Stock Option was granted, and (iv) the applicable vesting schedule and expiration date of such Parent Stock Option. Except as set forth in Section 3.02 of the Disclosure Schedule, each of the outstanding shares of capital stock or other securities of each of the Parent's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned, directly or indirectly, by the Parent, free and clear of any Lien. Except as set forth above and in Section 3.02 of the Disclosure Schedule, as of the date hereof there are no outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, calls, commitments, preemptive or other rights or agreements of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of the Parent or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or that give any Person a right to subscribe for or acquire, any securities of the Parent or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding (collectively, the "Parent Equity Rights"). There are no voting agreements, trusts, proxies or other agreements, instruments or undertakings with respect to the voting of the capital stock of the Parent to which the Parent nor, to the Parent's knowledge, is there any such agreement as of the date hereof to which a shareholder of the Parent is a party. The Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Parent on any matter.

          (d) As of the date hereof, each Parent Stock Option (A) was granted in compliance with all applicable Laws and all of the terms and conditions of the Parent Stock Option Plan pursuant to which it was issued, (B) qualifies for the tax and accounting treatment afforded to such Parent Stock Option in the Parent's Tax Returns and the Financial Statements, respectively, (C) was otherwise properly disclosed in the Financial Statements and (D) has an exercise price at least equal to the fair market value of a Parent Common Share or Parent Preferred Share, as applicable, on a date no earlier than the date of the corporate action authorizing the grant and has a grant date identical to the date of the corporate action authorizing the grant. The Parent has provided to the Purchaser true and complete copies of the Parent Stock Option Plans and the forms of all agreements evidencing the Parent Stock Options. No consent of the holder of any Parent Stock Option is required in connection with the actions contemplated by Article II hereof, and such actions so contemplated comport with the Parent Stock Option Plans and the underlying agreements evidencing the Parent Stock Options.

     Section 3.03 Corporate Authority; Approval and Fairness. Each of the Company and the Parent has all requisite corporate power and authority and each has taken all corporate action necessary in order to execute, deliver and perform its obligations under each Operative Document except, in the case of the Initial Closing, for Stockholder Approval.. Assuming the due authorization, execution and delivery of each of the Operative Documents by the parties thereto, each Operative Document is a valid and binding agreement of the Company and/or the Parent, as applicable, enforceable against the Company and/or the Parent, as applicable, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. For the purposes of this Section 3.03(a), the term "Operative Documents" shall not include the Indentures.

          (b) The boards of directors of each of the Company and the Parent have (unanimously in the case of the Parent's board of directors and by an affirmative vote of all directors present at a meeting in the case of the Company's board of directors) (i) determined that the transactions contemplated by the Operative Documents are fair to and in the best interests of the Company or the Parent and its shareholders, as applicable,
     (ii) approved and authorized the execution, delivery and performance of the Operative Documents in accordance with the provisions of the DGCL and (iii) adopted a board resolution recommending to the shareholders of Parent that they approve the issuance of the Spectrum Shares and the other transactions under the Operative Agreements that are subject to a shareholder vote. No other corporate proceedings are necessary to authorize the Operative Documents or to complete the transactions contemplated by the Operative Documents.

     Section 3.04 The Indentures. Each of the Indentures has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (collectively, the "Enforceability Exceptions"); and on the relevant Closing Date, each of the Indentures will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

     Section 3.05 The Notes and the Guarantees. The Exchangeable Notes and the Secured Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indentures, as applicable, and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indentures, as applicable; and the Guarantees have been duly authorized by each of the Guarantors and, when the Exchangeable Notes and the Secured Notes have been duly executed, authenticated, issued and delivered as provided in the relevant Indentures, as applicable, and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exception, and will be entitled to the benefits of the Indentures, as applicable.

     Section 3.06 Valid Issuance of Parent Equity Securities. The Junior Preferred and the Parent Common Shares issuable upon exchange of the Exchangeable Notes and the Parent Common Shares issuable upon conversion of the Junior Preferred have been duly and validly reserved for issuance upon such conversion or exchange in accordance with their terms and, when issued upon such conversion or exchange or otherwise, will be duly authorized and validly issued, fully paid and nonassessable and free of any liens or encumbrances other than restrictions on transfer set forth in the Operative Documents and under applicable state and federal securities laws. The Series C Preferred to be issued pursuant to this Agreement at the Initial Closing, when paid for and then issued, as provided in this Agreement, will be duly authorized and validly issued, fully paid and nonassessable and free of any liens or encumbrances other than restrictions on transfer set forth in the Operative Documents and under applicable state and federal securities laws. The Junior Preferred to be issued pursuant to the Spectrum Contribution Agreement at the closing thereunder, when paid for and then issued, as provided in the Spectrum Contribution Agreement, will be duly authorized and validly issued, fully paid and nonassessable and free of any liens or encumbrances other than restrictions on transfer set forth in the Operative Documents and under applicable state and federal securities laws.

     Section 3.07 No Violation or Default. Except as disclosed in Section 3.07 of the Disclosure Schedule, neither any of the Guarantors, the Parent, nor the Company is (i) in violation of its Organizational Documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Guarantors or the Company is a party or by which any of the Guarantors or the Company is bound or to which any of the property or assets of the Guarantors or the Company is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clause (ii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

     Section 3.08 No Conflict. Except as disclosed in Section 3.08 of the Disclosure Schedule, the execution, delivery and performance of the Operative Documents by the Company and the Parent, and the consummation by the Company and the Parent of the transactions contemplated thereby do not and will not constitute or result in (i) a conflict with, or a breach or violation of, the Company's, the Parent's or any of their respective Subsidiaries' Organizational Documents, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.09 have been obtained and all filings and obligations described in Section 3.09 have been made or complied with, a conflict with or violation of any Law applicable to the Parent and the Company or any Subsidiary or by which any material property or Asset of the Company, the Parent or any Subsidiary is bound or affected, (iii) a breach or violation of, a default under, the acceleration of any obligations under, or the creation of any Lien (with or without notice, lapse of time or both) on the Assets of the Company, the Parent or any of their respective Subsidiaries pursuant to, any Contract binding upon the Company, the Parent or any of their respective Subsidiaries or any Law or governmental or non-governmental permit or license to which the Company, the Parent or any of their respective Subsidiaries is subject or (iv) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clauses (iii) or (iv) above, for any conflict, breach, violation, default, acceleration, creation or change that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect or prevent, materially delay or impair the ability of the Company or the Parent to consummate the transactions contemplated by this Agreement. Section 3.08 of the Disclosure Schedule sets forth a correct and complete list of Contracts of the Company, the Parent and their respective Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement (whether or not subject to the exception set forth with respect to clauses (iii) and (iv) above).

     Section 3.09 No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company, the Parent and each of the Guarantors of each of the Operative Documents to which each is a party, the issuance and sale of the Purchased Securities (including the Guarantees) and compliance by the Company, the Parent and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Operative Documents, except for (i) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase of the Purchased Securities by the Purchaser ; (ii) such consents, approvals, authorizations, orders, registrations or qualifications as may be required (A) by the FCC in connection with the transactions contemplated by the Spectrum Contribution Agreement or (B) under the HSR Act in connection with the transactions contemplated by the Spectrum Contribution Agreement and in respect of the exchange of the Exchangeable Notes for Parent Common Shares; and (iii) such consents, approvals, authorizations, orders, registrations or qualifications the failure of which to obtain or make, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

     Section 3.10 Company Financial Statements. Each of the Company and the Parent has delivered to the Purchaser: (i) such entity's unaudited consolidated balance sheet as of December 31, 2006 (the "FYE Date") and the related unaudited consolidated statements of operations, consolidated statements of convertible preferred stock and shareholders' deficit and consolidated statements of cash flows for the year ended December 31, 2006, together with all related notes and schedules (collectively the "2006 Financial Statements") and (ii) such entity's unaudited consolidated balance sheet as of September 30, 2007 (the "Most Recent Balance Sheet") and the related unaudited consolidated statements of operations and consolidated statements of cash flows for the nine months then ended (the "Interim Financial Statements" and, together with the 2006 Financial Statements, the "Financial Statements"). The Financial Statements fairly present the consolidated financial position of the Company, the Parent and their Subsidiaries and the results of operations and cash flows of the business of the Company, the Parent and their Subsidiaries as of the dates thereof and for the periods set forth therein, except as otherwise noted therein (subject, in the case of unaudited statements, to notes and normal, recurring year-end audit adjustments that are not expected to be material in effect). The Financial Statements have been prepared in accordance with GAAP consistently applied during the periods involved, except as noted in Section 3.10 of the Disclosure Schedule.

     Section 3.11 Undisclosed Liabilities; etc. Except as set forth on Section
3.11 of the Disclosure Schedule, the Company, the Parent and their respective Subsidiaries do not have any liabilities or obligations of any nature (whether known, unknown, absolute, accrued, contingent or otherwise, whether direct or indirect, or as guarantor or otherwise with respect to any liability or obligation of any other Person and whether due or to become due), except (i) as and to the extent disclosed on and adequately reserved against in the Financial Statements; (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice; (iii) liabilities and obligations incurred under the Secured Notes, the Exchangeable Notes, and the vendor financing loan agreement executed concurrently herewith and expenses incurred in connection with the foregoing; (iv) liabilities and obligations incurred under and pursuant to the terms of Material Contracts or contracts publicly filed with the Commission (excluding any liabilities in respect of any breach or violation thereof); or (v) in the aggregate amount not exceeding $10,000,000 incurred since September 30, 2007.

     Section 3.12 Absence of Certain Changes. Since the FYE Date, except as specifically set forth on Section 3.12 of the Disclosure Schedule and except to the extent recorded or accrued on the consolidated balance sheet of the Company or the Parent as of September 30, 2007 and, as of any date after the Initial Closing, except as permitted by the terms of the Purchased Securities issued on the Initial Closing Date, the Company, the Parent and their respective Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such business and since September 30, 2007, there has not been any Material Adverse Effect except as set forth in Section 3.12 of the Disclosure Schedule. Without limiting the generality of the foregoing, except as set forth on Section 3.12 of the Disclosure Schedule or subsequent to the date hereof as approved by the Purchaser, the Company, the Parent and their respective Subsidiaries have not since the FYE Date:

          (a) declared, set aside, made or paid any dividend or distribution, payable in cash, stock, property or otherwise, on any share of their capital stock or directly or indirectly redeemed, purchased or otherwise acquired any such shares;

          (b) issued or sold any shares of any class of their capital stock (other than options, warrants or other derivative securities exercisable for Parent Common Shares, Company Common Shares or common stock of any of the Parent's or the Company's Subsidiaries and any shares of such common stock issued pursuant to the exercise thereof);

          (c) suffered or permitted the creation of any Lien on any property of the Parent, the Company or any of their Subsidiaries, other than Permitted Liens;

          (d) written down the value of any asset of the Parent, the Company or their Subsidiaries or written off as uncollectible any accounts or notes receivable or any portion thereof except in the ordinary course of business;

          (e) except as required pursuant to existing written, binding agreements in effect prior to the date of this Agreement and set forth in
     Section 3.12 of the Disclosure Schedule or as otherwise required by applicable Law as of the date hereof, (i) increased the compensation, bonus or pension, welfare, severance or other benefits of, paid any bonus to, or made any new equity awards to any director, officer or employee of the Company, the Parent or any of their respective Subsidiaries having an annual salary or remuneration in excess of $350,000 or (ii) forgiven any loans to directors, officers or employees of the Company, the Parent or any of their respective Subsidiaries;

          (f) changed in any material respect its accounting practices, policies or principles, other than as required by GAAP;

          (g) sold, assigned, pledged, encumbered, transferred or otherwise disposed of (i) any Assets (excluding Intellectual Property) (other than the sales or the licensing of their products to customers in the ordinary course of business) or (ii) any Intellectual Property (other than licensing of their products in the ordinary course of business and on a non-exclusive basis);

          (h) instituted, settled or agreed to settle any litigation, action or proceeding before any court or government body, other than in the ordinary course of business;

          (i) adopted a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

          (j) terminated, or suffered the resignation of, any executive officer or group of employees of the Parent, the Company or their Subsidiaries;

          (k) as of the date hereof suffered any damage, destruction or loss (whether or not covered by insurance) affecting any Asset resulting in any liability, loss, claim, damages, costs or expenses in excess of $1,000,000 individually or $2,500,000 in the aggregate; or

          (l) agreed to, whether in writing or otherwise, or taken any other action or omitted to take any action that would result in the occurrence of, any of the foregoing.

     Section 3.13 Independent Accountants. Friedman LLP, who has certified certain financial statements of the Company and the Parent is the independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

     Section 3.14 Litigation. As of the date hereof other than as set forth on
Section 3.14 of the Disclosure Schedule, there are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company or the Parent, threatened against the Company, the Parent or any of their Subsidiaries. As of the date hereof none of the Company, the Parent or their Subsidiaries, or any material property or Asset of the Company, the Parent or any of their Subsidiaries is subject to any settlement or similar agreement with any Governmental Authority, or to any order, judgment, decree, injunction or award of any Governmental Authority.

     Section 3.15 Tax Matters. The Company, the Parent and their Subsidiaries have filed or caused to be filed all material Tax Returns that are or were required to be filed by or with respect to them, either separately or as a member of a group of corporations, pursuant to applicable Law. All Tax Returns filed by (or that include on a consolidated basis) the Company, the Parent and their Subsidiaries are true, complete and correct in all material respects.
Section 3.15(a) of the Disclosure Schedule contains a true, complete and correct list of all such Tax Returns filed for taxable years ending 2006, 2005 and 2004, all of which have been made available to the Purchaser. The Company, the Parent and each of their Subsidiaries have paid, or made provision for the payment of, all material Taxes that have or are reasonably likely to have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Company, the Parent or any of their Subsidiaries, except such Taxes, if any, as are listed in Section 3.15(a) of the Disclosure Schedule and are being contested in good faith. There does not exist any material actual or proposed additional Tax assessment against the Company, the Parent or any of their Subsidiaries.

          (b) The Tax Returns of the Company, the Parent and each of their Subsidiaries have not been audited by the Internal Revenue Service (the "IRS") or relevant state tax authorities, and such returns are closed by the applicable statute of limitations for all taxable years through 2000. No waivers of statutes of limitations as to any Tax matters relating to the Company, the Parent or any of their Subsidiaries are in effect or have been requested by a Governmental Authority. Section 3.15(b) of the Disclosure Schedule contains a true, complete and correct list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or are being contested in good faith by appropriate proceedings.

          (c) There exists no proposed Tax assessment against the Company, the Parent or any of their Subsidiaries except as disclosed in the Financial Statements. All Taxes that the Company, the Parent or any of their Subsidiaries is or was required by Law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Authority or other Person.

          (d) There are no Liens relating or attributable to Taxes with respect to, or in connection with, the assets of the Company, the Parent or their Subsidiaries other than Liens for Taxes that are not yet due.

     Section 3.16 Title to Real and Personal Property. Each of the Company and the Parent have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real property and good and valid title to, or have valid rights to lease or otherwise use, all items of personal property, that, in each case, are material to the business of the Company or the Parent, as applicable, except, in each case, as would not reasonably be expected to have a Material Adverse Effect. Such property rights are in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except (i) those that do not materially interfere with the use made and proposed to be made of such property by the Company or the Parent or (ii) those that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) Permitted Lien.

     Section 3.17 Environmental Matters. (a) The Company, the Parent and their Subsidiaries have complied at all times in all material respects with all applicable Environmental Health and Safety Laws, hold all environmental permits material to the conduct of the business of the Company, the Parent and their Subsidiaries and are in compliance in all material respects with their respective environmental permits; (b) no property currently owned, leased or operated by the Company or the Parent (including soils, groundwater, surface water, buildings or other structures) is contaminated with any Hazardous Substance; (c) no property formerly owned, leased or operated by the Company, the Parent or any of their Subsidiaries was contaminated with any Hazardous Substance during or prior to such period of ownership or operation; (d) neither the Company, the Parent nor any of their Subsidiaries is subject to material liability for any Hazardous Substance disposal or contamination on any third party property; (e) neither the Company, the Parent nor any of their Subsidiaries has released or is aware of any past or present threat of release of any Hazardous Substance that has been or could reasonably be expected to be material; (f) neither the Company, the Parent nor any of their Subsidiaries has received any notice, demand, letter, claim or request for information alleging that the Company, the Parent or any of their Subsidiaries may be in violation of or subject to liability under any Environmental Health and Safety Law; (g) neither the Company, the Parent nor any of their Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any indemnity or other agreement with any third party relating to liability under any Environmental Health and Safety Law or relating to Hazardous Substances; (h) there are no other circumstances or conditions involving the Company, the Parent or any of their Subsidiaries that could reasonably be expected to result in any material claim, liability, investigation, cost or restriction on the ownership, use or transfer of any property pursuant to any Environmental Health and Safety Law; and (i) the Company and the Parent have made available to the Purchaser copies of all written environmental reports, studies, assessments, sampling data and other environmental information in its possession relating to the Company, the Parent or their Subsidiaries or their respective current and former properties or operations.

     Section 3.18 Employee Benefits. All benefit and compensation plans, contracts, policies or arrangements covering current or former employees or other service providers of the Company, the Parent and their Subsidiaries and current or former directors of the Company or the Parent, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and deferred compensation, severance, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the "Benefit Plans"), other than Benefit Plans maintained outside of the United States primarily for the benefit of employees working outside of the United States (such plans hereinafter being referred to as "Non-U.S. Benefit Plans") are listed on Section 3.18(a) of the Disclosure Schedule, and each Benefit Plan which has received a favorable opinion letter from the Internal Revenue Service National Office, including any master or prototype plan, has been separately identified. True and complete copies of all Benefit Plans listed on Section 3.18(a) of the Disclosure Schedule, including, but not limited to, any trust instruments, insurance contracts and, with respect to any employee stock ownership plan, loan agreements forming a part of any Benefit Plans, and all amendments thereto have been provided or made available to the Purchaser.

          (b) Section 3.18(b) of the Disclosure Schedule also sets forth the names, corporate and functional titles, hire dates and, the 2007 and target 2008 annual salaries, incentive compensation, bonuses and other compensation of all executive officers and current directors of each of the Company and the Parent as of the date hereof.

          (c) Each Benefit Plan complies in form and has been operated in substantial compliance with its terms and the requirements of ERISA, the Code and other applicable laws. Each U.S. Benefit Plan which is subject to ERISA (the "ERISA Plans") that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS, or is comprised of a master or prototype plan that has received an opinion from the IRS, covering all tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 or has applied to the IRS for such favorable determination letter within the applicable remedial amendment period under Section 401(b) of the Code, and to the knowledge of the Company and the Parent, no event has occurred that could reasonably be expected to result in revocation of any such favorable determination letter or the loss of the qualification of such ERISA Plan under Section 401(a) of the Code. Neither the Company, the Parent nor any of their Subsidiaries has engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company, the Parent or any Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material. Neither the Company, the Parent nor any of their Subsidiaries has incurred or reasonably expects to incur a material tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA.

          (d) Neither the Company, the Parent, any or their Subsidiaries nor any entity which is considered one employer with the Company or the Parent under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate") (x) maintains or contributes to or has within the past six years maintained or contributed to a Pension Plan that is subject to Subtitles C or D of Title IV of ERISA or (y) maintains or has an obligation to contribute to or has within the past six years maintained or had an obligation to contribute to a multiemployer plan as defined in Section 3(37) of ERISA. All contributions required to be made under each Benefit Plan, as of the date hereof, have been timely made and all obligations in respect of each Benefit Plan have been properly accrued and reflected in the Financial Statements.

          (e) As of the date hereof, there is no material pending or, to the knowledge of the Company or the Parent threatened, litigation relating to the Benefit Plans. Neither the Company, the Parent nor any of their Subsidiaries has any obligations for retiree health and life benefits under any Benefit Plan or collective bargaining agreement. The Company, the Parent or their Subsidiaries may amend or terminate any such plan at any time without incurring any liability thereunder other than in respect of claims incurred prior to such amendment or termination.

          (f) There has been no amendment to, announcement by the Company, the Parent or any of their Subsidiaries relating to, or change in employee participation or coverage under, any Benefit Plan which would increase materially the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year. Neither the execution of this Agreement, shareholder approval of this Agreement nor the consummation of the transactions contemplated hereby will (w) entitle any employees of the Company, the Parent or any of their Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (x) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Benefit Plans, (y) limit or restrict the right of the Company or the Parent to merge, amend or terminate any of the Benefit Plans or (z) result in payments under any of the Benefit Plans which would not be deductible under
     Section 162(m) or Section 280G of the Code. No Benefit Plan or other agreement provides any employee, director or other service provider of the Company, the Parent or their Subsidiaries with any amount of additional compensation if such individual is provided amounts subject to excise or additional taxes imposed under Sections 409A or 4999 of the Code.

          (g) The Company, the Parent and their Subsidiaries have no material liability by reason of an individual who performs or performed services for the Company, the Parent or any of their Subsidiaries in any capacity being improperly excluded from participating in a Benefit Plan; and each of the employees of the Company, the Parent and their Subsidiaries has been properly classified by the Company, the Parent and their Subsidiaries as "exempt" or "non-exempt" under applicable Law.

     Section 3.19 Labor Matters. Except as set forth in Section 3.19 of the Disclosure Schedule:

          (a) Neither the Company, the Parent nor any of their Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company, the Parent or their Subsidiaries, nor are they under any current obligation to bargain with any bargaining agent on behalf of any such persons, nor, to the knowledge of the Company and the Parent, are there or have there been any organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company, the Parent or any of their Subsidiaries;

          (b) There are no controversies, strikes, slowdowns or work stoppages pending or, to the knowledge of the Company or the Parent after due inquiry, threatened between the Company, the Parent or any of their Subsidiaries, on the one hand, and any of their respective employees, on the other hand, and neither the Company nor the Parent has experienced any such controversy, strike, slowdown or work stoppage within the past three years;

          (c) Neither the Company, the Parent nor any of their Subsidiaries has breached or otherwise failed to comply with the provisions of any collective bargaining or union Contract and, to the knowledge of the Company and the Parent, there are no grievances outstanding against the Company, the Parent or any of their Subsidiaries under any such contract that could have a Material Adverse Effect;

          (d) There are no unfair labor practice complaints pending against the Company, the Parent or any of their Subsidiaries before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees of the Company, the Parent or any of their Subsidiaries that could have a Material Adverse Effect;

          (e) The Company, the Parent and their Subsidiaries are currently in compliance in all material respects with all applicable Laws relating to the employment of labor, including those related to wages (including the payment of overtime), hours, worker classifications (including proper classification of any independent contractors or consultants), collective bargaining, unemployment insurance, workers' compensation, discrimination, record-keeping and the payment and withholding of Taxes and other sums as required by the appropriate Governmental Authority and have withheld and paid to the appropriate Governmental Authority or are holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Company, the Parent or their Subsidiaries and are not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing;

          (f) To the knowledge of the Company and the Parent, each employee of the Company or the Parent who is located in the United States and is not a United States citizen has all necessary approvals, authorizations and papers necessary to work in the United States in accordance with applicable Law;

          (g) Each of the Company, the Parent and their Subsidiaries has paid in full to all employees, or adequately reserved in accordance with the Company's and the Parent's historical accounting practices, policies and principles consistently applied, all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees except to the extent as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

          (h) There is no claim with respect to payment of wages, salary or overtime pay that has been asserted or, to the knowledge of the Company or the Parent, is now pending or threatened before any Governmental Authority with respect to any persons currently or formerly employed by the Company, the Parent or any of their Subsidiaries except to the extent as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

          (i) As of the date hereof neither the Company, the Parent nor any of their Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices;

          (j) There is no charge or proceeding with respect to a material violation of any occupational safety or health standards that has been asserted or is now pending or, to the knowledge of the Company or the Parent, threatened with respect to the Company or the Parent;

          (k) As of the date hereof there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, or any alleged violation of any privacy Laws, which has been asserted or, to the knowledge of the Company or the Parent, is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Company, the Parent or any of their Subsidiaries has employed or currently employs any person;

          (l) As of the date hereof, neither the Company, the Parent nor any of their Subsidiaries has received written notice of the intent of any federal, state, local or foreign Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company, the Parent or any of their Subsidiaries and no such investigation is in progress or has been conducted in the past; and

          (m) Except as set forth in Section 3.19(m) of the Disclosure Schedule, as of the date hereof neither the Company, the Parent nor any of their Subsidiaries is aware that any officer or key employee intends to terminate employment with the Company, the Parent or their Subsidiaries, as applicable.

     Section 3.20 Insurance. The Parent, the Company and each of their Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Parent, the Company and their Subsidiaries are engaged. As of the date hereof neither the Parent, the Company nor any Subsidiary has received notice of cancellation or termination of any insurance policy, nor has the Parent, the Company or any Subsidiary been denied or had revoked or rescinded any policy of insurance. Neither the Parent, the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would be expected to have a Material Adverse Effect.

     Section 3.21 Intellectual Property. As of the date hereof, Section 3.21(a) of the Disclosure Schedule sets forth a true and complete list of all (x) Registered or otherwise material Owned Intellectual Property and (y) material Licensed Intellectual Property other than intellectual property rights licensed in conjunction with acquisition of computer hardware, software, and other products used in the ordinary course of business.

          (b) All Owned Intellectual Property is valid, subsisting and enforceable, and is not subject to any outstanding order, judgment or decree restricting its use or adversely affecting the Parent's, the Company's or their Subsidiaries' rights thereto. Except to the extent as would not have a Material Adverse Effect, all Licensed Intellectual Property is valid, subsisting and enforceable, and is not subject to any outstanding order, judgment or decree restricting its use or adversely affecting the Parent's, the Company's or their Subsidiaries' rights thereto.

          (c) Neither the Company, the Parent nor any of their Subsidiaries is violating or has violated any Intellectual Property rights except to the extent as has not had and would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.21(c) of the Disclosure Schedule, as of the date hereof, there are no suits, actions, reissues, interferences, arbitrations, mediations, oppositions, cancellations, Internet domain name dispute proceedings or other proceedings (collectively, "Suits") pending, or to the knowledge of the Company and the Parent, threatened, concerning any claim that the Parent, the Company or any of their indemnitees have violated any Intellectual Property rights.

          (d) Except as set forth on Section 3.21(d) of the Disclosure Schedule, as of the date hereof there are no Suits or claims pending, or to the knowledge of the Company and the Parent, threatened, concerning the Owned Intellectual Property. Except as set forth on Section 3.21(d) of the Disclosure Schedule, as of the date hereof to the knowledge of the Company and the Parent, there are no Suits or claims pending or threatened concerning the Licensed Intellectual Property or the right of the Company, the Parent or any Subsidiary to use the Licensed Intellectual Property.

          (e) The Company, the Parent and their Subsidiaries own or otherwise hold valid rights to use all Business Intellectual Property used or contemplated to be used in the operation of the Business as currently contemplated to be conducted in the future. All such rights are free of all Liens (other than Permitted Liens). The completion of the transactions contemplated by this Agreement and the Operative Documents will not alter or impair the ownership or right of the Company, the Parent or any Subsidiary to use any of the Business Intellectual Property. The Business Intellectual Property constitutes all material Intellectual Property, Computer Software, Computer Hardware and Data that is contemplated to be used in, or necessary for the conduct of the Business as currently contemplated to be conducted in the future. To the knowledge of the Company and the Parent, as of the date hereof no Person is violating any Business Intellectual Property.

          (f) The Company, the Parent and their Subsidiaries have timely made all filings and payments with the appropriate foreign and domestic agencies required to maintain in subsistence all Registered Owned Intellectual Property, except to the extent any failure to make such payments or filings would not, individually or in the aggregate, have a Material Adverse Effect. All documentation necessary to confirm and effect the Company's, the Parent's and their Subsidiaries' ownership of the Owned Intellectual Property, if acquired from other Persons, has been recorded in the United States Patent and Trademark Office, the United States Copyright Office and other official offices, except to the extent as would not have a Material Adverse Effect.

     Section 3.22 No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or the Parent, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or the Parent, on the other, that would be required by the Securities Act to be described in a registration statement to be filed with the Commission.

     Section 3.23 Related Party Transactions. Except as disclosed in Section
3.23 of the Disclosure Schedule, as of the date hereof neither the Company, the Parent nor any employee or Affiliate of the Company or the Parent: (a) has any cause of action or other claim whatsoever against, or owes any amounts to, the Company or the Parent except for claims of employees in the ordinary course of business, such as for accrued vacation pay or for accrued benefits under an employee benefit plan maintained by the Company or the Parent; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property which the Company or the Parent is using or which is necessary for the business of the Company or the Parent; (c) owns any direct or indirect interest of any kind in, or is an Affiliate or employee of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any Person that is (i) a competitor, supplier, customer, client, distributor, lessor, tenant, creditor or debtor of the Company or the Parent,
(ii) engaged in a business related to the business of the Company or the Parent or (iii) participating in any transaction to which the Company or the Parent is a party; or (d) otherwise is or has been a party to any Contract or transaction with the Company or the Parent.

     Section 3.24 Company Not an "Investment Company". Neither the Company nor the Parent is, nor, after receipt of payment for the Purchased Securities and application of the proceeds of this offering will then be, required to register as an "investment company" under the Investment Company Act and each of the Parent and the Company will take all reasonable steps to assure that it will not become subject to registration as an "investment company" under the Investment Company Act.

     Section 3.25 Accounting Controls. The Company and the Parent each maintain a system of internal accounting controls designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in Section 3.25 of the Disclosure Schedule, there are no material weaknesses or significant deficiencies in the Company's or the Parent's internal controls.

     Section 3.26 Material Contracts. Section 3.26 of the Disclosure Schedule contains a true, correct and complete list or description, as of the date hereof, of all Contracts to which the Parent, the Company or any of their Subsidiaries is a party or by which any of them are otherwise bound which: (a) are with any Governmental Authority, (b) are material to the Business Intellectual Property, including but not limited to Contracts granting the Parent, the Company or their Subsidiaries rights to use the Business Intellectual Property and trademark coexistence agreements, trademark consent agreements and nonassertion agreements, or (c) are otherwise material to the business of either the Parent and its Subsidiaries or the Company and its Subsidiaries, in each case taken as a whole, other than, in each of the foregoing cases, Contracts that have been publicly filed with the Commission (each such Contract referred to in clauses (a), (b) and (c), a "Material Contract"). All Material Contracts are valid, binding and in full force and effect as to the Parent, the Company and their Subsidiaries, and, except as disclosed on Section 3.07 of the Disclosure Schedule, there is no material default by the Parent, the Company or their Subsidiaries with respect to any such Material Contracts or, to the knowledge of the Company or the Parent, by any other party thereto.

     Section 3.27 No Unlawful Payments; Compliance with Certain Laws. (a) Neither the Company, the Parent nor, to the best knowledge of the Company or the Parent, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Parent has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (b) The operations of the Company and the Parent are and have been conducted at all times in compliance, in all material respects, with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Parent with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or the Parent, threatened.

          (c) None of the Company, the Parent or, to the knowledge of the Company or the Parent, any director, officer, agent, employee or affiliate of the Company or the Parent is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC"); and the Company and the Parent will not directly or indirectly use the proceeds of the offering of the Purchased Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

     Section 3.28 Solvency. On and immediately after the relevant Closing Date, each of the Company and the Parent (after giving effect to the issuance of the Purchased Securities and the other transactions related thereto) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date and with respect to a particular entity, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such entity is not less than the total amount required to pay the liabilities of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) assuming consummation of the issuance of the Purchased Securities as contemplated by this Agreement, such entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iii) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such entity is engaged; and (iv) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.

     Section 3.29 Brokers. There is no broker, finder or other party that is entitled to receive from the Company or the Parent any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement, excluding payments that may be due pursuant to Section 7.13(ii) hereof.

     Section 3.30 Licenses and Permits. Except as disclosed in Section 3.30 of the Disclosure Schedule, each of the Company and the Parent possesses all licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its respective properties or the conduct of its business, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in
Section 3.30 of the Disclosure Schedule, neither the Company nor the Parent has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

     Section 3.31 Rule 144A Eligibility. On the relevant Closing Date, the Purchased Securities issued on such Closing Date will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system, as of its respective date.

     Section 3.32 No Integration. Neither the Company, the Parent nor any of their affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Purchased Securities in a manner that would require registration of the Purchased Securities under the Securities Act.

     Section 3.33 No Stabilization. Neither the Company, the Parent nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Purchased Securities.

     Section 3.34 Margin Rules. Neither the issuance, sale and delivery of the Purchased Securities nor the application of the proceeds thereof by the Company or the Parent will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

     Section 3.35 No Restriction on Distributions. Except as disclosed in
Section 3.35 of the Disclosure Schedule, no Subsidiary of the Company or the Parent is currently prohibited, directly or indirectly, from paying any dividends to the Company or the Parent, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company or the Parent any loans or advances to such Subsidiary from the Company or the Parent or from transferring any of such Subsidiary's property or assets to the Company or the Parent or any other Subsidiary of the Company or the Parent.

     Section 3.36 Contemporaneous Purchase. The Company and Parent have entered into definitive agreements (the "Other Securities Agreements") in substantially the form made available to the Purchaser with respect to the issuance, sale and purchase of the Other Purchaser Securities. Such Other Securities Agreements have been duly authorized, executed and delivered by the Company and the Parent and each of them is a valid and binding agreement of the Company and/or the Parent, as applicable, enforceable against the Company and/or the Parent, as applicable, in accordance with its terms, subject to the Enforceability Exceptions.

     Section 3.37 Regulatory

          (a) Section 3.37 of the Disclosure Schedule includes a complete list as of the date hereof of all FCC licenses and authorizations held by the Company and all of the Industry Canada licenses and authorizations held by TerreStar Canada (the "FCC and Industry Canada Licenses"), and as of the date hereof all of the FCC and Industry Canada Licenses are in full force and effect. The FCC and Industry Canada Licenses are not subject to any condition other than (i) those conditions specifically included in such FCC and Industry Canada Licenses, (ii) such conditions as may appear in FCC or Industry Canada orders or decisions of general applicability that may be relevant to the FCC and Industry Canada licenses and (iii) such conditions as may appear in FCC or Industry Canada orders or decisions of general applicability that may be relevant to the FCC and Industry Canada Licenses \. Other than authorizations sought in the pending applications and not yet filed applications, all of which are included in Section 3.37 of the Disclosure Schedule (the "FCC and Industry Canada Applications"), the FCC and Industry Canada Licenses are, as of the date hereof, the only FCC and Industry Canada licenses, permits and authorizations required for the Company to provide mobile satellite communications service and to develop an integrated satellite and terrestrial communications network in the United States. Except as specified in Section 3.37 of the Disclosure Schedule, as of the date hereof, the pending FCC applications are complete in all material respects.

          (b) As of the date hereof, the FCC and Industry Canada Licenses are not subject to any proceeding other than the FCC and Industry Canada Application proceedings and those proceedings (i) affecting the mobile satellite industry, the wireless industry or telecommunications providers generally; or (ii) which would not reasonably be expected to result in suspension, termination, revocation, non-renewal or other material adverse effect on, the FCC and Industry Canada Licenses. As of the date hereof, none of the FCC or Industry Canada Licenses is threatened in writing by the FCC or Industry Canada with suspension or cancellation nor is the Company or TerreStar Canada the subject of any investigation or enforcement action by the FCC or Industry Canada.

          (c) Except as specified in Section 3.37 of the Disclosure Schedule, as of the date hereof, the Company and TerreStar Canada have made all material reports, met all the requirements and conditions of the FCC and Industry Canada Licenses, including meeting required milestones, and paid all fees required to date by the FCC and Industry Canada.

     Section 3.38 Complete Disclosure. No representation or warranty made by the Company or the Parent in this Agreement, including the Disclosure Schedule, or in any certificate furnished or to be furnished to the Purchaser pursuant to this Agreement, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser acknowledges that (i) the representations and warranties in this
Article IV have been a material and necessary inducement for each of the Parent and the Company to agree to enter into this Agreement and the other Operative Documents and to issue the Purchased Securities and (ii) each of the Parent and the Company is relying on such representations and warranties. The Purchaser represents and warrants to the Company that:

     Section 4.01 Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Purchaser and constitutes a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

     Section 4.02 No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and compliance by the Purchaser with the terms and provisions hereof and thereof, and the purchase of the Purchased Securities by the Purchaser do not and will not constitute a breach of, or a default under, the Organizational Documents of the Purchaser, or any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Purchaser is a party or by which it may be bound or to which its properties is subject, nor will any such action result in any violation of any existing Law (assuming compliance with the Securities Act and applicable securities and Blue Sky Laws of any other jurisdiction) to which the Purchaser or its property is subject.

     Section 4.03 Certain Fees. No fees or commissions for which the Company could be liable (including pursuant to Section 7.13 (ii) hereof) are or will be payable by the Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of the Purchased Securities or the consummation of the transactions contemplated by this Agreement.

     Section 4.04 Purchase in Ordinary Course. The Purchaser is purchasing the Purchased Securities in the ordinary course of its business and the Purchaser has not entered into any arrangement with any person to resell the Purchased Securities or to participate in the distribution of the Purchased Securities.

     Section 4.05 Unregistered Securities.

          (a) Investment. The Purchased Securities are being acquired for its own account and with no intention of distributing the Purchased Securities or any part thereof, and the Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the Securities Act or the securities or blue sky laws of any other jurisdiction. If the Purchaser should in the future decide to dispose of any of the Purchased Securities, the Purchaser understands and hereby agrees that it may do so only in compliance with the Securities Act and applicable securities and blue sky laws of any other jurisdiction, as then in effect, which may include a sale contemplated by any registration statement pursuant to which the Purchased Securities are then being offered.

          (b) Exemption. The Purchaser understands that (i) the Purchased Securities (A) have not been registered under the Securities Act or any state securities Laws, (B) will be issued in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof and/or Regulation D promulgated thereunder and (C) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings, and (ii) the Purchaser must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt therefrom. The Purchaser acknowledges that the Company is relying in part upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Purchased Securities.

          (c) Nature of Purchaser. The Purchaser represents and warrants to the Company that (i) it is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act and (ii) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Securities, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment;

          (d) Legend. It is understood that any certificates evidencing the Purchased Securities will bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER (A) UNDER THE INSTRUMENT PURSUANT TO WHICH THEY WERE ISSUED AND (B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (I) REGISTERED UNDER THE APPLICABLE SECURITIES LAWS, (II) SUCH TRANSACTION IS PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (III) AN OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY, HAS BEEN DELIVERED TO THE COMPANY AND SUCH OPINION STATES THAT THE SECURITIES MAY BE TRANSFERRED WITHOUT SUCH REGISTRATION."

     The certificates evidencing the Purchased Securities shall not be required to contain such legend or any other legend after (i) such securities are registered for resale under the Securities Act, (ii) following any sale of such securities pursuant to and in accordance with Rule 144, (iii) if such securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the Commission).

          (e) No General Solicitation or Advertising. The Purchaser acknowledges that it is not purchasing the Purchased Securities as a result of any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television.

          (f) Independent Evaluation. The Purchaser has independently evaluated the merits of its decision to purchase the Purchased Securities, has not relied on the advice of any placement agent or financial advisor in making such decision. The Purchaser has been afforded the opportunity, directly and through any advisors, to ask questions of the Company and the Parent.

                                    ARTICLE V
                                   CONDITIONS

     Section 5.01 Conditions Precedent to the Obligations of the Purchaser at each Closing. The obligation of the Purchaser to acquire the Purchased Securities at each Closing is subject to the satisfaction, at or before such Closing, of each of the following conditions:

          (a) Representations and Warranties. In the case of the Initial Closing, each of the representations and warranties of the Company and the Parent contained herein shall be true and correct as of the date when made and, unless expressly stated to refer to an earlier date, as of such Closing Date as though made on and as of such date.

          (b) Performance. Each of the Company and the Parent shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to such Closing, including, without limitation, delivering or causing the delivery of those items required to be delivered pursuant to Section 2.03, Section 2.04,
     Section 2.05 and .Section 2.06.

          (c) No Material Adverse Effect. No Material Adverse Effect (other than, and to the extent, disclosed in Section 3.12 of the Disclosure Schedule) shall have occurred since September 30, 2007.

          (d) Consents and Approvals. All consents, authorizations, approvals, permits, or waivers, if any, that are required in connection with the execution and delivery of the Operative Documents, the Purchase Money Credit Agreement and the Purchase Money Security Agreement or the consummation of the transactions contemplated thereby, (other than, in the case of the Initial Closing, the Spectrum Contribution Agreement) including, without limitation, the lawful issuance and sale of the Purchased Securities pursuant to this Agreement, shall be duly obtained and effective as of such Closing.

          (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

          (f) Preferred Stock. The Parent shall have filed with the Secretary of State of the State of Delaware:

               (i) a certificate of designations with respect to the Series C Preferred in substantially the form attached as Exhibit F hereto; and

               (ii) a certificate of designations with respect to the Series D Preferred in substantially the form attached as Exhibit G hereto.

          (g) Payment of Fees and Expenses. The Company and the Parent shall have paid or cause to have been paid the expenses of the Purchaser required to be paid by the Purchaser pursuant to Section 7.13(ii), including fees and expenses of counsel to the Purchaser billed through such Closing Date.

          (h) Board of Directors. Within seven (7) days of the Initial Closing, the Purchaser shall have received evidence reasonably satisfactory to it that, through resignations and appointments to the Board of Directors of the Parent and the Company, the Board of Directors of the Parent and the Company consist of eight individuals including two nominees of the Purchaser, all of whom shall meet the requirements of a Continuing Director as defined in the Secured Notes Indenture.

          (i) Stockholder Approval. In the case of the Initial Closing, the Purchaser shall have received evidence reasonably satisfactory to it that the voting agreements contemplated by Section 6.09(c) have been executed and delivered and remain in full force and effect.

     Section 5.02 Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the Purchased Securities at each Closing is subject to the satisfaction or waiver by the Company, at or before such Closing, of each of the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of the Purchaser contained herein shall be true and correct as of the date when made and as of such Closing Date as though made on and as of such date.

          (b) Performance. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to such Closing, including, without limitation, delivering or causing the delivery of those items required to be delivered pursuant to Section 2.06; and

          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

     Section 5.03 Additional Conditions Precedent to the Final Closing.

          (a) Both Parties. The obligations of the parties to complete the transactions contemplated by the Spectrum Contribution Agreement at the Final Closing is subject to the satisfaction at or before the Final Closing of each of the following conditions, in addition to the conditions set forth in Section 5.01 and Section 5.02:

               (i) HSR. The waiting period applicable to the Parent's and the Purchaser's consummation of the transactions contemplated by the Spectrum Contribution Agreement under the HSR Act, shall have expired or been terminated.

               (ii) Stockholder Approval. The Stockholder Approval for the issuance of the Spectrum Shares contemplated to be issued pursuant to the Spectrum Contribution Agreement shall have been received.

          (b) The Purchaser. The obligations of the Purchaser to complete the transactions contemplated by the Spectrum Contribution Agreement at the Final Closing is subject to the condition that the Stockholder Approval contemplated by Section 6.09 shall be effective on or before July 23, 2008.

     Section 5.04 Additional Documents. On or prior to such Closing Date, the Company and the Guarantors shall have furnished to the Purchaser such further certificates and documents as the Purchaser may reasonably request.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

     Section 6.01 Blue Sky Compliance. The Company will qualify the Purchased Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Purchaser shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Purchased Securities; provided that neither the Company, the Parent nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

     Section 6.02 Supplying Information. While the Purchased Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Purchased Securities and prospective purchasers of the Purchased Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     Section 6.03 No Integration. Neither the Company, the Parent nor any of their affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Purchased Securities in a manner that would require registration of the Purchased Securities under the Securities Act.

     Section 6.04 No General Solicitation or Directed Selling Efforts. None of the Company, the Parent or any of their affiliates or any other person acting on its or their behalf (other than Harbinger and EchoStar, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Purchased Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

     Section 6.05 No Stabilization. Neither the Company nor the Parent will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Purchased Securities.

     Section 6.06 Offering of Exchangeable Notes to Existing Stockholders. Prior to the Initial Closing Date, the Company shall offer (such offer, the "Exchangeables Offering") to issue and sell to up to nine (9) holders of the Parent Common Shares all of which are institutional "accredited investors," as defined in Rule 501(a) under the Securities Act such stockholder's share of an aggregate of $50,000,000 aggregate principal amount of Exchangeable Notes (the "Exchangeables Offering Securities"). Each such stockholder who agrees to purchase the Exchangeables Offering Securities must so specify in writing to the Company before 12:00 midnight on the day prior to the Initial Closing Date and shall purchase such Exchangeable Offering Securities at the Initial Closing. The Purchaser agrees to purchase from the Company 50% of the aggregate principal amount of the Exchangeables Offering Securities not purchased by such stockholders pursuant to this Section 6.06.

     Section 6.07 Network Capacity Agreement. During the period after execution of this Agreement and before October 1, 2008, the Company, the Parent and EchoStar agree to negotiate in good faith and to use commercially reasonable efforts to reach agreement on a commercial agreement between the Company, the Parent and EchoStar which would be consistent with the milestone set forth in section 1(d)(ii) of the Secured Notes.

     Section 6.08 Regulatory. (a) The Company shall (i) use its reasonable best efforts not to surrender, or to permit a materially adverse modification of, revocation of, forfeiture of, or failure to renew under regular terms, any of the FCC and Industry Canada Licenses that are material to its business, or cause the FCC or Industry Canada to institute any proceeding for the revocation, suspension, or materially adverse modification of any such FCC and Industry Canada Licenses that are material to its business; and (ii) comply in all material respects with all requirements and conditions of the FCC and Industry Canada Licenses.

          (b) On or before February 29, 2008, the Company shall file with the FCC a request for declaratory ruling pursuant to Section 310(b) of the Communications Act of 1934, as amended, for the purpose of bringing the Company into full compliance with the FCC's alien ownership rules and regulations.

          (c) The Company shall file with the FCC a request for an extension of the September 30, 2008 milestone for launching the satellite and the November 30, 2008 milestone for the satellite being operational. The Company shall use reasonable best efforts to cause TerreStar Canada to file with Industry Canada a request for an extension of the November 30, 2008 milestone for placing the satellite into its assigned orbital position. Such requests shall seek sufficient additional time so as to take into account the new satellite manufacturing delays and shall be filed sufficiently in advance of the current milestones so that the FCC and Industry Canada can reasonably be expected to act on the requests on a timely basis.

     Section 6.09 Stockholder Approval.

          (a) The Parent will take, in accordance with applicable law and its certificate of incorporation and bylaws, all actions reasonably necessary or advisable to obtain the vote of its stockholders necessary to approve
     (i) the issuance of the Spectrum Shares and the transactions contemplated by the Spectrum Contribution Agreement (ii) the issuance of Junior Preferred upon exchange of the Exchangeable Notes (and Parent Common Shares upon conversion of Junior Preferred) and (iii) the increase in the authorized number of Parent Common Shares necessary to give effect to the foregoing and issue the Spectrum Shares and Junior Preferred issuable upon exchange of the Exchangeable Notes (and Parent Common Shares upon conversion of the Junior Preferred) (the "Stockholder Approval"). The Parent's Board of Directors shall recommend such approval and take all lawful action to solicit such approval. The Parent shall use all commercially reasonable efforts to obtain from its stockholders written consents in favor thereof and if required by applicable law in order to consummate the transactions contemplated by the Spectrum Contribution Agreement, Parent, acting through its Board of Directors, shall take all action necessary to obtain written consent or convene a meeting of its stockholders as promptly as practicable for the purpose of voting upon the approval thereof.

          (b) The Parent represents and warrants that the affirmative vote in favor of the Stockholder Approval by holders of a majority of outstanding shares of Parent Common Stock is sufficient to obtain the Stockholder Approval in accordance with applicable law and the certificate of incorporation and bylaws of the Parent.

          (c) The Parent agrees with the Purchaser that on or prior to the Initial Closing Date it will obtain voting agreements in a form reasonably approved by the Purchaser from Parent stockholders, representing at least a majority of the outstanding shares of Common Stock, representing binding irrevocable commitments to vote in favor of the Stockholder Approval (each a "Voting Agreement") that are sufficient to obtain the Stockholder Approval in accordance with applicable law and the Parent's certificate of incorporation and bylaws (subject only to compliance with the requirements for filing and distribution of an information statement under Regulation 14C under the Exchange Act).

          (d) The Purchaser agrees to deliver a Voting Agreement with respect to all shares of Common Stock beneficially owned by it, as disclosed in the most recent form 13D (or an amendment thereto) of Purchaser or its affiliates filed with the SEC on September 19, 2007.

     Section 6.10 Filings. (a) If required by applicable securities legislation, or order, or if required by any securities commission, stock exchange or other regulatory authority, at the request of and at the sole expense of the Company, the Purchaser will provide reasonable assistance to the Company in filing reports, questionnaires, undertakings and other documents with respect to the issue of the Purchased Securities.

          (b) As soon as reasonably practicable after the date hereof, but in no event later than 30 days following the date hereof, the Parent and the Purchaser shall each file with the Federal Trade Commission and the Antitrust Division of the Department of Justice Notification and Report Forms relating to the transactions contemplated under the Spectrum Contribution Agreement and in respect of the potential exchange of the Exchangeable Notes as required by the HSR Act in order to consummate the transactions contemplated hereby and thereby. The Parent and the Purchaser shall (i) cooperate and coordinate with one another in the making of such filings, (ii) supply the other with any information that may be required to effectuate such filings, and (iii) promptly supply any additional information that may be required by, and use its commercially reasonable efforts (including, without limitation, meeting with any regulators and providing relevant materials and making available relevant employees), to seek to resolve promptly any objections that may be asserted by, the Federal Trade Commission, the Department of Justice or the competition or merger control authorities of any other Governmental Entity; provided, however, that the Purchaser shall not be required to agree to any divestiture of any properties, assets or businesses, or the imposition of any limitation on its ability to conduct businesses or to own or exercise control of its assets and properties.

          (c) The Purchaser shall provide all information reasonably requested by the Company to enable it to make FCC filings.

     Section 6.11 Withholding Certificates. The Purchaser shall deliver to the Company, as applicable, either (i) two copies of a properly completed and duly executed applicable Internal Revenue Service Form W-9 or (ii) a certificate to the effect that Buyer is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, is not a "10-percent shareholder" within the meaning of Section 881(c)(3)(B) of the Code and is not a controlled foreign corporation as described in Section 881(c)(3)(C) of the Code, and two copies of a properly completed and duly executed Internal Revenue Service Form W-8BEN or Form W-8IMY transmitting one or more for W-8BENs. At the reasonable request of the Company, the Purchaser shall provide replacement forms if previously provided forms are no longer effective.

     Section 6.12 Company Board; Voting Rights. The Parent and the Company will take all actions reasonably required such that (a) the Boards of Directors of the Parent and the Company would as promptly as practicable following the Initial Closing, but in no event more than seven (7) days following the Initial Closing, have eight (8) members, including two representatives nominated by the Purchaser and two representatives nominated by the purchaser(s) of the Other Purchased Securities and (b) the Purchaser and the purchaser(s) of Other Purchased Securities would have the same voting rights in respect of the Company as are set forth in the Certificate of Designations with respect to the Parent.

                                   ARTICLE VII
                                  MISCELLANEOUS

     Section 7.01 Use of Proceeds. The proceeds from the sale of the Securities will be used in a manner consistent with the Business Plan approved by the Board of Directors of Parent following the reconstitution of the Parent's Board of Directors as contemplated by Section 6.12.

     Section 7.02 Termination by Mutual Consent. This Agreement may be terminated and the sale and purchase of the Purchased Securities hereunder may be abandoned at any time prior to the Initial Closing, by mutual written consent of (a) the Company, (b) the Parent and (c) the Purchaser.

     Section 7.03 Termination by the Purchaser or the Company. This Agreement may be terminated and the sale and purchase of the Purchased Securities may be abandoned at any time prior to the Initial Closing by action of either (a) the Company or (b) the Purchaser if the Initial Closing shall not have been consummated by February 8, 2008, provided that the right to terminate this Agreement pursuant to this Section 7.03 shall not be available to any party that has breached its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the sale and purchase of the Purchased Securities .

     Section 7.04 Interpretation; Severability. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word "including" shall mean "including but not limited to." Whenever any party has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. If any provision of this Agreement is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect.

     Section 7.05 Survival. The indemnities, covenants, representations and warranties of the Company, the Parent and the Purchaser contained in this Agreement or made by or on behalf of the Company, the Parent or the Purchaser pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Purchased Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Parent or the Purchaser.

     Section 7.06 Waivers; Remedies; Amendments.

          (a) No Waiver; Remedies Cumulative. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

          (b) Amendments and Modifications. Except as otherwise provided herein, no amendment, waiver, consent or modification of any provision of this Agreement shall be effective unless signed by each of the parties hereto affected by such amendment, waiver, consent or modification. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party hereto from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party hereto in any case shall entitle any party hereto to any other or further notice or demand in similar or other circumstances.

     Section 7.07 Indemnification. In addition to all other rights and remedies available to the Purchaser, each of the Company and the Parent shall indemnify, defend and hold harmless the Purchaser and its affiliates and their respective partners, members, officers, directors, employees, agents and representatives (collectively, the "Purchaser Representatives"; and together with the Purchaser, the "Purchaser Indemnified Persons") against all losses, assessments, damages, liabilities, costs and expenses (including, but not limited to, interest, penalties and reasonable legal and accounting fees and expenses) (collectively, "Damages") and none of the Purchaser Indemnified Persons shall be liable to the Company, the Parent or any other stockholder of the Company or the Parent for or with respect to any and all Damages related thereto or incurred in enforcing this Section 7.07, in connection with:

               (i) any breach of a representation or warranty by the Company or the Parent under (a) this Agreement, including Article III of this Agreement, (b) any of the other Operative Documents, (c) any of the exhibits or schedules thereto, or (d) any of the certificates or other documents furnished pursuant thereto by or on behalf of the Company or the Parent; and

               (ii) any breach of any covenant or agreement by the Company or the Parent under (a) this Agreement (except Section 6.09(c) hereof); (b) any of the other Operative Documents; (c) any of the exhibits or schedules thereto; or (d) any of the certificates or other documents furnished pursuant thereto by or on behalf of the Company or the Parent.

          (b) All indemnification rights hereunder shall survive the execution and delivery of the Operative Documents and the consummation of the transactions contemplated herein and therein, notwithstanding any inquiry or examination made for or on behalf of, or any knowledge of the Purchaser and/or any of the other Purchaser Indemnified Persons or the acceptance by the Purchaser of any certificate or opinion.

     Section 7.08 Binding Effect; Assignment. This Agreement shall be binding upon the Company, the Parent, the Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

     Section 7.09 Non-Disclosure. Notwithstanding anything herein to the contrary, the Confidentiality Agreements shall remain in full force and effect according to their terms regardless of any termination of this Agreement.

     Section 7.10 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

          (a) If to the Purchaser:

              Harbinger Capital Partners Master Fund I, Ltd.
              Harbinger Capital Partners Special Situations Fund, L.P. c/o Harbinger Capital Partners Funds
              555 Madison Avenue, 16th Floor
              New York, New York 10022
              Attn: Jeffrey T. Kirshner, Esq.
              Facsimile: 212-508-3721

              with copies to (such copies not constituting notice hereunder):

              Harbert Management Corporation
              One Riverchase Parkway South
              Birmingham, Alabama 35244
              Attn: General Counsel
              Facsimile: 205-987-5568

              and

              Bingham McCutchen LLP
              150 Federal Street
              Boston, Massachusetts 02110
              Attention: Joseph J. Basile, Jr.
              Facsimile: (212) 752-5378

          (b) If to the Company:

              TerreStar Networks Inc.
              12010 Sunset Hills Road, 6th Floor
              Reston, VA 20190
              Attention: Jeffrey Epstein
              Tel: (703) 483-7806
              Fax: (703) 483-7973

              with a copy (which shall not constitute notice) to:

              Gibson, Dunn & Crutcher LLP
              200 Park Avenue
              New York, NY 10166
              Attention: Joerg H. Esdorn
              Tel: (212) 351-3851
              Fax: (212) 351-5276

          (c) If to the Parent:

              TerreStar Corporation
              12010 Sunset Hills Road, 6th Floor
              Reston, VA 20190
              Attention: Jeffrey Epstein
              Tel: (703) 483-7806
              Fax: (703) 483-7973

              with a copy (which shall not constitute notice) to:

              Gibson, Dunn & Crutcher LLP
              200 Park Avenue
              New York, NY 10166
              Attention: Joerg H. Esdorn
              Tel:  (212) 351-3851
              Fax: (212) 351-5276

or to such other address as the Company or the Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

     Section 7.11 Entire Agreement. This Agreement and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by the Company, the Parent or any of their Affiliates or the Purchaser or any of its Affiliates set forth herein or therein. This Agreement and the other agreements and documents referred to herein supersede all prior agreements and understandings between the parties with respect to such subject matter.

     Section 7.12 Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws.

     Section 7.13 Fees and Expenses. The Company and the Parent shall bear (i) their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby and (ii) the expenses and legal fees (excluding any broker, finder or investment banker fees) incurred by the Purchaser with respect to this Agreement and the transactions contemplated hereby.

     Section 7.14 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth.

                                       TERRESTAR CORPORATION

                                       By: _____________________________________
                                           Name:  ______________________________
                                           Title: ______________________________


                                       TERRESTAR NETWORKS INC.

                                       By: _____________________________________
                                           Name:  ______________________________
                                           Title: ______________________________

            [Signature Page to Harbinger Master Investment Agreement]

                                       THE PURCHASER:

                                       HARBINGER CAPITAL PARTNERS
                                       MASTER FUND I, LTD.

                                       By: Harbinger Capital Partners Offshore
                                       Manager, L.L.C., as investment manager

                                       By: _____________________________________
                                           Name:  ______________________________
                                           Title: ______________________________


                                       HARBINGER CAPITAL PARTNERS SPECIAL
                                       SITUATIONS FUND, L.P.

                                       By: Harbinger Capital Partners Special
                                       Situations GP, LLC, as general partner

                                       By: _____________________________________
                                           Name:  ______________________________
                                           Title: ______________________________

            [Signature Page to Harbinger Master Investment Agreement]

                                  SCHEDULE 2.02

                 Exchangeable Notes to be Issued by the Company
                 ----------------------------------------------

                                                         Additional Purchased
       Purchaser        Initial Purchased Securities     Securities
---------------------   -------------------------------  -----------------------
HARBINGER ...........   $50,000,000 aggregate principal  50% of the aggregate
                        amount                           principal amount of any
                                                         of the $50,000,000
                                                         aggregate principal
                                                         amount of Exchangeable
                                                         Notes offered to
                                                         shareholders of the
                                                         Parent pursuant to
                                                         Section 6.06 and not
                                                         purchased by such
                                                         shareholders

                        ===============================  =======================

                  Series D Preferred to be Issued by the Parent
                  ---------------------------------------------

                 Purchaser                       Initial Purchased Securities
---------------------------------------    -------------------------------------
        HARBINGER .....................      One (1) Share of Series D Preferred

                                    EXHIBIT A

                                  DEFINED TERMS

     "2007 Financial Statements" has the meaning specified in Section 3.10.

     "Additional Purchased Securities" means the Purchased Securities, if any, to be purchased by the Purchaser pursuant to Section 6.06 hereof.

     "Affiliate" means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, "controlling," "controlled by," and "under common control with") means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" has the meaning specified in the preamble to this Agreement.

     "Assets" means all of the properties and assets (real, personal or mixed, tangible or intangible, and including Intellectual Property), used or held for use in connection with or material to the continued operation of the business of the Company, the Parent and/or their Subsidiaries, as the case may be.

     "Benefit Plans" has the meaning specified in Section 3.18.

     "Business" means the respective businesses of the Company and the Company's Subsidiaries.

     "Business Day" has the meaning specified in the Exchangeable Note
Indenture.

     "Business Intellectual Property" means the Owned Intellectual Property and the Licensed Intellectual Property, and all Computer Software, Computer Hardware and Data.

     "Business Plan" means a business plan for the Company and the Parent adopted following the Closing but prior to February 29, 2007.

     "CCTV" means CCTV Wireless, Inc.

     "Closing" has the meaning specified in Section 2.02.

     "Closing Date" means:

                    (i) with respect to the Initial Closing, the Initial Closing Date; and

                    (ii) with respect to the Final Closing, if any the Final
                         Closing Date.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the United States Securities and Exchange Commission.

     "Company" has the meaning specified in the preamble to this Agreement.

     "Company Common Shares" has the meaning specified in Section 3.02(a).

     "Company Equity Right" has the meaning specified in Section 3.02(a).

     "Company Preferred Shares" has the meaning specified in Section 3.02(a).

     "Company Stock Option" means any outstanding option to purchase Company Common Shares.

     "Company Stock Option Plan" means the TerreStar Networks Inc. 2002 Stock Incentive Plan.

     "Computer Hardware" means any computer hardware, equipment and peripherals of any kind and of any platform, including desktop and laptop personal computers, handheld computerized devices, servers, mid-range and mainframe computers, process control and distributed control systems, and all network and other communications and telecommunications equipment.

     "Computer Software" means any and all computer programs, including operating system and applications software, implementations of algorithms, and program interfaces, whether in source code or object code form (including, but not limited to, all of the foregoing that is installed on the Computer Hardware) and all documentation, including user manuals relating to the foregoing.

     "Confidentiality Agreement" means the Confidentiality Agreement, dated as of January 2, 2008, between the Parent and Harbinger.

     "Contract" means any loan agreement, indenture, letter of credit (including related letter of credit applications and reimbursement obligations), mortgage, security agreement, pledge agreement, deed of trust, bond, note, guarantee, surety obligation, warranty, license, franchise, permit, power of attorney, invoice, quotation, purchase order, lease, endorsement agreement, and any other agreement, contract, instrument, obligation, offer, commitment, plan, arrangement or understanding, written or oral, express or implied, to which a Person is a party or by which any of its properties, assets or Intellectual Property may be bound or affected, in each case as amended, supplemented, waived or otherwise modified

     "Damages" has the meaning specified in Section 7.07(a).

     "Data" means all information and data, whether in printed or electronic form and whether contained in a database or otherwise.

     "DGCL" means the General Corporation Law of the State of Delaware.

     "Disclosure Schedule" has the meaning specified in Article II.

     "DTC" means the Depository Trust Company.

     "Enforceability Exceptions" has the meaning specified in Section 3.04.

     "Environmental Health and Safety Laws" means any Federal, state, local or foreign statute, Law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

     "ERISA" has the meaning specified in Section 3.18(a).

     "ERISA Affiliate" has the meaning specified in Section 3.18(d).

     "ERISA Plans" has the meaning specified in Section 3.18(c).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

     "Exchangeable Notes Indenture" means the Indenture to be dated as of February 5, 2008 among the Company, the Guarantors and the Exchangeable Note Trustee, relating to the issuance of the Exchangeable Notes, in substantially the form attached as Exhibit B to the Agreement.

     "Exchangeable Note Trustee" means the Trustee, as defined in the Exchangeable Notes Indenture.

     "Exchangeable Notes" has the meaning specified in the recitals to this Agreement.

     "Exchangeables Offering" has the meaning specified in Section 6.06.

     "Exchangeables Offering Securities" has the meaning specified in Section 6.06.

     "FCC and Industry Canada Licenses" has the meaning specified in Section
3.37.

     "Financial Statements" has the meaning specified in Section 3.10.

     "FINRA" means the Financial Industry Regulatory Authority.

     "FYE Date" has the meaning specified in Section 3.10.

     "GAAP" means generally accepted accounting principles in the United States.

     "Governmental Authority" means, with respect to a particular Person, the country, state, county, city and political subdivisions in which such Person or such Person's Property is located or that exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them that exercises valid jurisdiction over any such Person or such Person's Property.

     "Guarantees" means the guarantees made by each of the Guarantors with respect to the Purchased Securities.

     "Guarantors" means with respect to a particular Indenture, the guarantors of the Company's obligations under such Indenture.

     "Harbinger" has the meaning specified in the recitals to this Agreement.

     "Harbinger Capital" has the meaning specified in the recitals to this Agreement.

     "Harbinger Master Fund" has the meaning specified in the recitals to this Agreement.

     "Harbinger Special Situations Fund" has the meaning specified in the recitals to this Agreement.

     "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Health and Safety Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint, polychlorinated biphenyls, radioactive material or radon; or (C) any other substance that may be the subject of regulatory action by any Governmental Authority in connection with any Environmental Health and Safety Law.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvement Act of 1977, as amended.

     "Indentures" means the Exchangeable Note Indenture, the Secured Note Indenture and the Supplemental Secured Note Indenture.

     "Initial Closing" has the meaning specified in Section 2.02.

     "Initial Closing Date" shall mean the date on which conditions set forth in Sections 5.01 and 5.02 with respect to the Initial Closing shall be satisfied or waived in accordance with this Agreement, or at such other time and date as the parties hereto mutually shall agree.

     "Initial Purchased Securities" means the securities set forth opposite the Purchaser's name under the columns entitled "Initial Purchased Securities" on
Schedule 2.02 hereto.

     "Intellectual Property" means all rights, priorities and privileges relating to intellectual property, including, without limitation, (a) foreign and domestic trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, Internet domain names, logos and other source or business identifiers, symbols, trade dress, assumed names, fictitious names, trade names, corporate names, company names, business names, and other indicia of origin, all applications and registrations for all of the foregoing, and all goodwill associated therewith and symbolized thereby, registrations and recordings thereof, and all applications in connection therewith, including, but not limited to, all extensions, modifications and renewals of same; (b) foreign and domestic inventions, discoveries and ideas, whether patentable or not, and all patents, registrations, and applications therefor, including, but not limited to, divisions, continuations and continuations-in-part and including, but not limited to, extensions and reissues; (c) Trade Secrets; (d) foreign and domestic published and unpublished works of authorship, whether copyrightable or not, copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and
(e) all other intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including, but not limited to, rights to recover for past, present and future violations thereof.

     "Interim Financial Statements" has the meaning specified in Section 3.10.

     "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

     "IRS" has the meaning set forth in Section 3.15(b).

     "Junior Preferred" means the Series E Junior Participating Preferred Stock of the Parent, par value $0.01 per share, (i) to be issued upon exchange of certain of the Exchangeable Notes issued to the Purchaser pursuant to the terms of the Exchangeable Note Indenture and (ii) to be issued pursuant to the terms of the Spectrum Contribution Agreement to the Purchaser.

     "Law" means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation or common law.

     "Licensed Intellectual Property" means Intellectual Property that the Parent, the Company and their Subsidiaries are licensed or otherwise permitted by other Persons to use.

     "Lien" has the meaning specified in the Exchangeable Note Indenture.

     "Material Adverse Effect" shall mean any change, event, occurrence, fact, condition, circumstance, development or effect (whether or not arising in the ordinary course of business) that, individually or in the aggregate with any other changes, events, occurrences, facts, conditions, developments or effects, has had or is reasonably likely to have a material adverse effect on (A) the Assets, business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or the Parent and its Subsidiaries, taken as a whole or (B) the currently proposed development of the Company's or the Parent's products, technology or Intellectual Property, except, in the case of either (A) or (B), for any change, event, occurrence, fact, condition, development or effect resulting principally from or arising principally in connection with (i) any effect of the public announcement or pendency of the issuance of the Securities including any termination of any contractual relationships with any customers, vendor or employees of the Parent or the Company due to the Purchaser's participation in this Agreement, (ii) the taking of any action required by the terms of this Agreement, (iii) changes affecting the industry in which the Company operates or changes in global or national economic conditions (provided in each case that such changes do not have a unique or disproportionate impact on the Company or the Parent); or (iv) changes in law or in generally accepted accounting principles applicable to the Company or the Parent.

     "Material Contract" has the meaning specified in Section 3.26.

     "Money Laundering Laws" has the meaning specified in Section 3.27(b).

     "Most Recent Balance Sheet" has the meaning specified in Section 3.10.

     "Non-U.S. Benefit Plans" has the meaning specified in Section 3.18(a).

     "OFAC" has the meaning specified in Section 3.27(c).

     "Operative Documents" means this Agreement, the Guarantees, the Indentures, the Spectrum Contribution Agreement and the Registration Rights Agreement.

     "Organizational Documents" has the meaning specified in Section 3.01(a).

     "Other Purchaser Securities" has the meaning specified in the Recitals.

     "Other Securities Agreements" has the meaning specified in Section 3.36.

     "Owned Intellectual Property" means Intellectual Property owned by the Parent, the Company or their Subsidiaries.

     "Parent" has the meaning specified in the recitals to this Agreement.

     "Parent Common Shares" has the meaning specified in Section 3.02(c).

     "Parent Equity Right" has the meaning specified in Section 3.02(c).

     "Parent Preferred Shares" means the Parent Series A Preferred Shares and the Parent Series B Preferred Shares.

     "Parent Stock Option" means any outstanding option to purchase Parent Common Shares or Parent Preferred Shares.

     "Parent Stock Option Plans" means the Parent's 2004 Restricted Share Plan, its 2002 Stock Option Plan and its 2006 Equity Incentive Plan.

     "Pension Plan" has the meaning specified in Section 3.18(c).

     "Permitted Lien" has the meaning specified in the Exchangeable Note Indenture.

     "Person" means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

     "PORTAL Market" shall mean the Private Offerings, Resales and Trading through Automated Linkages Market.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Purchase Money Credit Agreement" means the Purchase Money Credit Agreement, dated as of February 5, 2008, by and among the Company, the Parent, the guarantors party thereto, U.S. Bank National Association, as Collateral Agent, Harbinger, EchoStar Corporation, and the other lenders party thereto.

     "Purchase Money Security Agreement" means the Purchase Money Security Agreement, dated as of February 5 2008, by and among the Company, U.S. Bank National Association, as Collateral Agent, and the lenders party thereto.

     "Purchase Price" means:

          (i) with respect to Exchangeable Notes forming part of the Initial Purchased Securities, the aggregate principal amount of the Exchangeable Notes set forth opposite the Purchaser's name under the column "Initial Purchased Securities" on Schedule 2.02 hereto;

          (ii) with respect to Exchangeable Notes forming part of the Additional Purchased Securities, the aggregate principal amount of the Exchangeable Notes the Purchaser is required to purchase pursuant to 6.06.

          (iii) with respect to the Series D Preferred, $0.01.

     "Purchased Securities" means the Initial Purchased Securities and the Additional Purchased Securities.

     "Purchaser" has the meaning specified in the preamble to this Agreement.

     "Purchaser Indemnified Persons" has the meaning specified in Section
7.07(a).

     "Purchaser Representatives" has the meaning specified in Section 7.07(a).

     "Registered" means issued, registered, renewed or the subject of a pending application.

     "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of February 5, 2008, in substantially the form attached as Exhibit D to the Agreement.

     "Regulation D" means Regulation D under the Securities Act.

     "Regulation S" means Regulation S under the Securities Act.

     "sale" (and "sell" shall have a correlative meaning) means, with respect to any shares, the sale, transfer, assignment or similar disposition (excluding pledge, encumbrance or hypothecation) of such shares in which cash, securities or other property is received as consideration.

     "Secured Notes Indenture" has the meaning specified in the recitals to this Agreement.

     "Secured Note Trustee" has the meaning specified in the Secured Notes Indenture.

     "Secured Notes" has the meaning specified in the recitals to this Agreement.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

     "Series C Preferred" has the meaning specified in the recitals to this Agreement.

     "Series D Preferred" has the meaning specified in the recitals to this Agreement.

     "Solvent" has the meaning specified in Section 3.28.

     "Spectrum" shall mean those certain 1.4 GHz band licenses described in the Spectrum Contribution Agreement.

     "Spectrum Contribution Agreement" shall mean the Spectrum Contribution Agreement, dated as of February 5, 2008, by and between the Parent and the Purchaser, in substantially the form attached as Exhibit C to the Agreement.

     "Spectrum Shares" shall mean the Junior Preferred issuable to the Purchaser pursuant to the terms of the Spectrum Contribution Agreement.

     "Stockholder Approval" has the meaning specified in Section 6.09.

     "Subsidiaries" shall mean, as to the Company or the Parent, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board or other persons performing similar functions of that entity are at the time directly or indirectly owned by the Company or the Parent, as applicable.

     "Suits" has the meaning specified in Section 3.21(c).

     "Supplemental Secured Notes Indenture" means the Second Supplemental Indenture dated as of February 5, 2008 among the Company, the Guarantors and the Secured Note Trustee, relating to the issuance of the Secured Notes, pursuant to this Agreement, in substantially the form attached as Exhibit E to the Agreement.

     "Tax" means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs, duties, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy, license, estimated, real property, personal property, windfall profits or other taxes, duties, fees or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

     "Tax Return" means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Trade Secrets" means confidential and proprietary information, trade secrets and know-how, including, but not limited to, processes, schematics, databases, formulae, drawings, prototypes, models, designs and customer lists.

     "Trust Indenture Act" has the meaning specified in Section 3.04.

                                    EXHIBIT B

                    [FORM OF INDENTURE FOR EXCHANGEABLE NOTES
                     (INCLUDING FORM OF EXCHANGEABLE NOTE)]

                                 [See attached]

                                    EXHIBIT C

                    [FORM OF SPECTRUM CONTRIBUTION AGREEMENT]

                                 [See attached]

                                    EXHIBIT D

                     [FORM OF REGISTRATION RIGHTS AGREEMENT]

                                 [See attached]

                                    EXHIBIT E

            [FORM OF SECOND SUPPLEMENTAL INDENTURE TO THE INDENTURE,
          DATED FEBRUARY 14, 2007, BETWEEN TERRESTAR NETWORKS INC., THE
         GUARANTORS PARTY THERETO AND U.S. BANK NATIONAL ASSOCIATION IN
               RESPECT OF 15% SENIOR SECURED PIK NOTES DUE 2014]

                                 [See attached]

                                    EXHIBIT F

         [FORM OF CERTIFICATE OF DESIGNATIONS FOR THE SERIES D PREFERRED
                        STOCK OF TERRESTAR CORPORATION]

                                 [See attached]

SK 03773 0003 853013